UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

July 11, 2006

Date of Report (Date of earliest event reported)

Poniard Pharmaceuticals, Inc.

(Exact Name of Registrant as Specified in Charter)

Washington	0-16614	91-1261311
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

300 Elliot Avenue West, Suite 500, Seattle, WA		98119
(Address of principal executive offices)		(Zip Code)

(206) 281-7001
(Registrant’s telephone number, including area code)

NeoRx Corporation
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01.              Entry into a Material Definitive Agreement.

On July 11, 2006, Poniard Pharmaceuticals, Inc. (the “Company”) entered into a Key Employee Severance Agreement dated as of July 11, 2006, with Michael K. Jackson, who presently serves as the Company’s Controller. Pursuant to the Severance Agreement, if the Company terminates Mr. Jackson’s employment without cause, or if Mr. Jackson terminates his employment for good reason, Mr. Jackson is entitled to receive a severance payment of 50% of his then current annual base salary and up to six months’ medical and dental insurance benefits. Under the Severance Agreement, “cause” includes the following events:  a clear refusal to carry out any of the officer’s material lawful duties; persistent failure to carry out any of the officer’s lawful duties after reasonable notice and an opportunity to correct the failure; violation by the officer of a state or federal criminal law involving a crime against the Company or any other crime involving moral turpitude; the officer’s current abuse of alcohol or controlled substances; deception, fraud, misrepresentation or dishonesty by the officer; or any incident materially compromising the officer’s reputation or ability to represent the Company with the public. “Good reason” includes a reduction of officer’s annual base salary below the level in effect on the date of the Agreement, regardless of any change in the officer’s duties; the assignment of the officer to any duties inconsistent with or resulting in a diminution of the officer’s position, duties or responsibilities (excluding actions of the Company not taken in bad faith and promptly remedied); requiring the officer to be based at any office or location more than 50 miles from the city in which the officer will be employed by the Company; or the Company’s failure to properly assign the Severance Agreement to a successor. The Severance Agreement runs for an initial one-year term and renews automatically for successive one-year periods unless either party gives nine months’ written notice prior to the end of the initial or renewal term. A copy of the Key Employee Severance Agreement will be filed as an exhibit to the Company’s Form 10-Q for the quarter ended June 30, 2006.

Item 5 – Corporate Government and Management

Item 5.02.              Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(c)           On July 11 2006, the Company appointed Michael K. Jackson to the position of Principal Accounting Officer, effective July 21, 2006. Mr. Jackson, age 57, joined the Company in 2003 and has served in various accounting and financial positions with the Company, most recently as Controller. Prior thereto, Mr. Jackson was Controller at Xylo, Inc, a management software services firm, from 2001 to 2003. He holds BA and MBA degrees from Brigham Young University and is a Certified Public Accountant and Certified Management Accountant.

See disclosure under Item 1.01 above for the material terms of Mr. Jackson’s Key Employee Severance Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Poniard Pharmaceuticals, Inc.

Dated: July 17, 2006	By:	/s/ ANNA LEWAK WIGHT
Anna Lewak Wight
Vice President, Legal